Exhibit 10.1
TriPath Imaging, Inc.
780 Plantation Drive
Burlington, NC 27215
June 26, 2006
[Name of Director].
[Address]
[City, State, Zip Code]
Dear ___________________:
     This letter agreement is being entered into by and between you and TriPath Imaging, Inc. (the “Company”), a Delaware corporation, in connection with that certain option agreement dated as of ____________ (the “Option Agreement”) and that certain stock appreciation rights agreement dated as of ____________ (the “SAR Agreement,” and together with the Option Agreement, the “Award Agreements”) by and between you and the Company. Capitalized terms not otherwise defined in this letter agreement shall have the meanings set forth in the Award Agreements.
     The parties hereby agree to amend the Award Agreements as follows:
1.	The Option Agreement is hereby amended by adding the following language immediately after Section 10 of the Option Agreements:

“11. Notwithstanding any other provision of the Plan, if a Change in Control (as herein defined) occurs on or before August 3, 2008, and (a) the Optionee’s service with the Company as a member of the Board has not terminated as of, or immediately prior to, the effective time of the Change in Control, and (b) the surviving entity in such Change of Control does not provide the Optionee with the opportunity to serve as a member of the board of directors of the surviving entity for a period of not less than the balance of the Optionee’s then current term as a member of the Board, then this Option, or any substitute option issued heretofore, shall (x) become immediately vested and exercisable in full notwithstanding the original exercise schedule, and (y) subject to Internal Revenue Code section 409A, remain exercisable following the cessation of the Optionee’s service as a director for a period equal to the shorter of (I) the later of (a) the 15th day of the third month following the date at which or (b) December 31 of the calendar year in which, the award would otherwise have expired if the award had not been extended, based on the terms of the award at the original grant date or (II) the remaining balance of the original term of this award.

For purposes of this Option, a “Change in Control” means the consummation and closing of an event or occurrence set forth in either or both of clauses (a) and (b) below (including the consummation and closing of an event or occurrence that constitutes a Change in Control under one clause but is specifically exempted from the other clause):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion of exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with subclause (A) of clause (b) of this Section 11; or

(b) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively.”

2.	The SAR Agreement is hereby amended by adding the following language immediately after Section 11 of the SAR Agreement:

“12. Notwithstanding any other provision of the Plan, if a Change in Control (as herein defined) occurs on or before August 3, 2008, and (a) the Grantee’s service with the Company as a member of the Board has not terminated as of, or immediately prior to, the effective time of the Change in Control, and (b) the surviving entity in such Change of Control does not provide the Grantee with the opportunity to serve as a member of the board of directors of the surviving entity for a period of not less than the balance of the Grantee’s then current term as a member of the Board, then the SARs, or any substitute stock appreciation rights issued heretofore, shall (x) become immediately vested and exercisable in full notwithstanding the original exercise schedule, and (y) subject to Internal Revenue Code section 409A, remain exercisable following the cessation of the Grantee’s service as a director for a period equal to the shorter of (I) the later of (a) the 15th day of the third month following the date at which or (b) December 31 of the calendar year in which, the award would otherwise have expired if the award had not been extended, based on the terms of the award at the original grant date or (II) the remaining balance of the original term of this award.

For purposes of this SAR, a “Change in Control” means the consummation and closing of an event or occurrence set forth in either or both of clauses (a) and (b) below (including the consummation and closing of an event or occurrence that constitutes a Change in Control under one clause but is specifically exempted from the other clause):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion of exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with subclause (A) of clause (b) of this Section 12; or

(b) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively.”

3.	Except as set forth above, the Award Agreements remain unmodified and in full force and effect.

4.	This Agreement may be signed in one of more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

Please sign below where indicated to acknowledge your agreement to the foregoing.

Sincerely,

TRIPATH IMAGING, INC.

By:

Name: Title:

Agreed to and Accepted by: